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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of McDonald's Corporation for the registration of 1,000,000 shares of its common stock and to the incorporation by reference therein of our report dated January 23, 1997, with respect to the consolidated financial statements of McDonald's Corporation included in its Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                    /s/ Ernst & Young


Chicago, Illinois
April 21, 1997